CONSULTING AGREEMENT

This Consulting Agreement, dated as of April 1, 2009 (“Agreement”), is entered into between SCP Holdings L.L.C.  (“Consultant”) and CyberDefender Corporation, a California corporation (“Client”).

The Consultant is in the business of providing management consulting services, business advisory services.  The Client deems it to be in its best interest to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time; and the Consultant desires to render such services to the Client as set forth hereunder.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Consulting Services.  The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention.  It is further acknowledged and agreed by the Client that the Consultant is not rendering legal or tax advice. The services of the Consultant shall not be exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

Independent Contractor.  The Consultant agrees to perform its consulting duties hereto as an independent contractor.  Nothing contained herein shall be considered to create an employer-employee relationship between the parties to this Agreement.  The Client shall not make social security, workers’ compensation or unemployment insurance payments on behalf of Consultant.  The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant.  Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice.  The Consultant will use its reasonable business efforts in providing services to Client.

Time, Place and Manner of Performance.  The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon.  Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

Compensation.   The Client shall provide to the Consultant compensation for its services hereunder in the amounts and at the times as set forth as follows.  Upon execution of this Agreement the Consultant will receive warrants (the “Warrants”) to purchase 850,000 shares of common stock (the “Shares”) of the Client, exercisable at a price of $1.25 per share for a period ending on the fifth anniversary date of this Agreement in the form attached hereto as Exhibit A.  The Warrants shall vest as follows: Warrants to purchase 300,000 Shares shall vest immediately upon the execution of this Agreement and Warrants to purchase 50,000 Shares shall vest on the 1st day of each month commencing May 1st and ending March 2010.  The Warrants shall vest provided that this Agreement has not been terminated as set forth below.  The Warrants shall be assignable by the Client as provided in the Warrant.  By executing this Agreement, the Client warrants and represents that all necessary corporate action has been taken to authorize the issuance of the Warrants and to provide for the issuance of the Shares of common stock issuable thereunder.  The Client agrees that the Warrants will be delivered to Consultant immediately following the execution of this Agreement.  The Shares issuable upon exercise of the Warrants shall be fully paid and non-assessable.  The Client agrees that the initial grant of the Warrants is a non-refundable retainer.  In the event the Client decides to terminate this Agreement for any reason whatsoever, it is agreed and fully understood that the Consultant will not be requested by the Client to return any of the Warrants which have vested or the Shares issued upon exercise thereof.

Termination.  Either the Consultant or the Client may terminate this Agreement at the end of any month during the term of this Agreement upon 15 days prior written notice.  This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or the Consultant.  The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity or self-regulatory organization, accept for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination.

Work Product.  It is agreed that all information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant has no claim of ownership rights thereto.  Consultant shall not disseminate or publish any materials regarding Client without Client’s prior written consent, which consent may be in the form of an email from the Client’s Chief Executive Officer.

Confidentiality.  The Consultant shall enter into the Confidentiality Agreement attached hereto as Exhibit B concurrently with the execution of this Agreement.

Conflict of Interest.  The Consultant shall be free to perform services for other entities or persons.  The Consultant will notify the Client of its performance of consulting services for any other entity or person that the Consultant reasonably believes could materially conflict with its obligations to the Client under this Agreement.

Disclaimer of Responsibility for Acts of the Client; Limitation on Liability.  In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client.  The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Consultant hereunder.  CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES AND ACTIVITIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES, EXCEPT AS PROVIDED UNDER THE PARAGRAPH BELOW TITLED “INDEMNIFICATION”.   IN NO EVENT SHALL CONSULTANT’S LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF HOW ARISING, EXCEED THE VALUE OF THE COMPENSATION PAID TO CONSULTANT HEREUNDER.

Indemnification.  Each party agrees to indemnify and hold harmless the other party, as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect, default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees, or other representatives, arising out of, or in relation to, this Agreement.  Notwithstanding the foregoing, in no event shall the liability of Consultant or Client exceed the fair market value of the compensation actually received by Consultant pursuant to this Agreement, using the Black-Scholes valuation method as of the date of this Agreement or the date of determination of such liability, whichever is greater.

Notices.  Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax, registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and sent to the fax number set forth on the signature page to this Agreement.

Waiver of Breach.  Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

Assignment.  Neither party may assign this Agreement without the written consent of the other party.

Applicable Law; Dispute Resolution.  It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of California and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California, without regard to conflicts of law principles, shall be applicable.  The parties agree to submit all litigation arising hereunder to the state or federal courts located in the City of Los Angeles, California, and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.  In no event shall either party be liable for punitive damages.

Severability.  All Agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid Agreements or covenants were not contained herein.

Entire Agreement.  This Agreement constitutes and embodies the entire understanding and Agreement of the parties and supercedes and replaces all prior understandings, Agreements and negotiations between the parties.

Waiver and Modification.  Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

Counterparts and Facsimile Signature.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

[SIGNATURES FOLLOW]

By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.

CYBERDEFENDER CORPORATION	Dated: _____________

By: Name: Gary Guseinov
Title: Chief Executive Officer

Address: 617 West 7h Street, Suite 401
Los Angeles, California 90017

Telephone: 213-689-8631 ext 212
Fax: 213-689-8639

SCP Holdings LLC.	Dated: _____________

By: Name:
Title:

Address: 223 Excalibur Drive
Newtown Square , PA 19073

Telephone: ______________
Fax: ____________________